UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2026

Terns Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39926	98-1448275
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 East Hillsdale Blvd, Suite 100
Foster City, California	94404
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area code: (650) 525-5535

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TERN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Terns Pharmaceuticals, Inc., a Delaware corporation (“Terns”), on March 25, 2026, Terns entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 24, 2026, with Merck Sharp & Dohme LLC, a New Jersey limited liability company (“Merck”), and Thailand Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Merck (“Purchaser”). Pursuant to the Merger Agreement, on April 7, 2026, Purchaser commenced a tender offer to purchase all of the outstanding shares of common stock, par value $0.0001 per share, of Terns (the “Shares”), at a price of $53.00 per Share (the “Offer Price”), net to the seller in cash, without interest and subject to any applicable withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 7, 2026 (as amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”). The Offer was described in the Tender Offer Statement on Schedule TO (the “Schedule TO”), originally filed jointly by Merck & Co., Inc. (“Merck Parent”), Merck and Purchaser with the SEC, and the Offer to Purchase and the Letter of Transmittal were filed as Exhibits (a)(1)(i) and (a)(1)(ii) to the Schedule TO and are incorporated therein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The Offer and related withdrawal rights expired as scheduled at one minute following 11:59 p.m., Eastern time, on May 4, 2026 (such date and time, the “Expiration Time”), and the Offer was not extended. According to Computershare Trust Company, N.A., the depositary for the Offer, as of the Expiration Time, 100,091,794 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 86.36% of the then issued and outstanding Shares. As a result, as of the Expiration Time, a sufficient number of Shares were validly tendered and not validly withdrawn pursuant to the Offer such that the minimum tender condition to the Offer was satisfied. On May 5, 2026, promptly after the expiration of the Offer, Purchaser accepted all Shares validly tendered and not validly withdrawn pursuant to the Offer (the time of such acceptance, the “Offer Acceptance Time”), and payment of the Offer Price for such Shares will be made promptly in accordance with the terms of the Offer and the Merger Agreement.

Also on May 5, 2026, following the Offer Acceptance Time, Purchaser merged with and into Terns (the “Merger”) pursuant to the Merger Agreement and Section 251(h) of the Delaware General Corporation Law, without a vote of Terns’ stockholders, with Terns continuing as the surviving corporation (the “Surviving Corporation”) in the Merger and a wholly owned subsidiary of Merck.

At the effective time of the Merger (the “Effective Time”), each Share then issued and outstanding (other than Shares (a) held at the commencement of the Offer and immediately prior to the Effective Time by Terns (or held in Terns’ treasury), Merck, Purchaser or any other direct or indirect wholly owned subsidiary of Terns, Merck or Purchaser or (b) irrevocably accepted for purchase pursuant to the Offer) was converted into the right to receive the Offer Price (the “Merger Consideration”), without any interest thereon and subject to any withholding of taxes.

In addition, at the Effective Time, (a) each option to purchase Shares that was outstanding and unexercised immediately prior to the Effective Time, whether or not vested and which had a per share exercise price that was less than the Merger Consideration (each, an “In the Money Option”), was cancelled and converted into the right to receive (without interest) a cash payment equal to (i) the excess of (A) the Merger Consideration over (B) the exercise price payable per Share of such In the Money Option, multiplied by (ii) the total number of Shares subject to such In the Money Option, (b) each option to purchase Shares other than an In the Money Option that was outstanding and unexercised as of immediately prior to the Effective Time, whether or not vested, was cancelled with no consideration payable in respect thereof and (c) each restricted stock unit award covering Shares (each, a “Company RSU”) that was outstanding as of immediately prior to the Effective Time, whether or not vested, was cancelled and converted into the right to receive (without interest) a cash payment equal to the product of (i) the Merger Consideration and (ii) the number of Shares subject to such Company RSU.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by Terns on March 25, 2026 and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, Terns notified The Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Nasdaq is expected to file the Form 25 with the SEC on May 5, 2026 and trading of the Shares is expected to be suspended effective prior to the open of trading on May 5, 2026.

Terns intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note, Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Offer, a change of control of Terns occurred at the Offer Acceptance Time. Upon the consummation of the Merger, Terns became a wholly owned subsidiary of Merck. Merck obtained the funds necessary to fund the acquisition through a variety of sources, including (i) cash on hand and (ii) borrowings made by Merck Parent under the 364-Day Delayed Draw Term Loan Credit Agreement, by and among Merck Parent, the lender parties thereto and Citibank, N.A., as administrative agent, as previously disclosed in “The Offer—Section 10—Source and Amount of Funds” of the Offer to Purchase, which section is incorporated herein by reference.

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Directors

In connection with the consummation of the Merger and pursuant to the Merger Agreement, effective as of the Effective Time, (i) each of Robert Azelby, Amy Burroughs, David Fellows, Jeffrey B. Kindler, J.D., Jill M. Quigley, J.D., Radhika Tripuraneni, M.D. and Heather Turner, J.D. ceased to be a member of the Board of Directors of Terns (the “Terns Board”) and ceased to be a member of any committees of the Terns Board on which such director served, and (ii) the directors of Purchaser as of immediately prior to the Effective Time, which consisted of Jon Filderman, Melissa Leonard and Dalton Smart, became the directors of the Surviving Corporation.

Officers

In connection with the consummation of the Merger and pursuant to the Merger Agreement, effective as of the Effective Time, (i) each of the incumbent officers of Terns as of immediately prior to the Effective Time ceased to be an officer of Terns, and (ii) the officers of Purchaser as of immediately prior to the Effective Time became the officers of Terns.

Information with respect to the new officers and directors of Terns is set forth in Schedule I to the Offer to Purchase, a copy of which is attached as Exhibit (a)(1)(i) to the Schedule TO filed by Merck and Purchaser on April 7, 2026.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the terms of the Merger Agreement, on May 5, 2026, Terns’ amended and restated certificate of incorporation and amended and restated bylaws were each amended and restated in their entirety and became the certificate of incorporation and bylaws of the Surviving Corporation. Copies of the third amended and restated certificate of incorporation and second amended and restated bylaws of Terns are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events.

On May 5, 2026, Merck Parent issued a press release announcing the closing of the transactions contemplated by the Merger Agreement. A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of March 24, 2026, by and among Terns Pharmaceuticals, Inc., Merck Sharp & Dohme LLC and Thailand Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Terns Pharmaceuticals, Inc.’s Current Report on Form 8-K, filed March 25, 2026).

3.1	Third Amended and Restated Certificate of Incorporation of Terns Pharmaceuticals, Inc. (filed herewith).

3.2	Second Amended and Restated Bylaws of Terns Pharmaceuticals, Inc. (filed herewith).

99.1	Press Release issued by Merck & Co., Inc., dated May 5, 2026 (incorporated by reference to Exhibit (a)(5)(v) to Amendment No. 2 to the Tender Offer Statement on Schedule TO of Merck & Co., Inc., Merck Sharp & Dohme LLC and Thailand Merger Sub, Inc., filed May 5, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules to the Merger Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Terns agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERNS PHARMACEUTICALS, INC.

Date: May 5, 2026	By:	/s/ Kelly E.W. Grez
Kelly E.W. Grez
Secretary